Richmont Mines Inc. 1 Place-Ville-Marie Suite 2130 Montreal, QC H3B 2C6 CANADA Tel.: (514) 397-1410 Fax: (514) 397-8620 www.richmont-mines.com	Patricia Mining Corp. 8 King Street East Suite 1300 Toronto, ON CANADA M5C 1B5 Tel.: (416) 214-4900 Fax: (416) 864-0620 www.patriciamining.com

NEWS RELEASE

PATRICIA MINING CORP. AND RICHMONT MINES INC.
REPORTS ON THE 2005 DRILLING RESULTS
ON THE ISLAND GOLD DEPOSIT

MONTREAL, January 12, 2006 - Patricia Mining Corp. (Patricia Mining) and Richmont Mines Inc. (Richmont Mines) are pleased to announce assay results from the underground drilling program at the Island Gold Joint Venture near Dubreuilville Ontario.

This release reports results from underground definition drilling on the various veins systems. Only the intercepts that are within potential mining blocks that show continuity are included. Highlights in the tables below include numerous high grade intercepts from the sub-parallel C, D, D1, E and E1 zones.

The drilling results show good continuity of the zones both vertically and horizontally. The C, D, D1, E and E1 gold-bearing zones are open at depth. The definition drilling will continue in 2006 and assay results will be released as they become available. Drilling has been concentrated around the ramp and extensions along strike are possible. The exploration and development program in 2005 comprised of 7,903 metres of drilling in 80 holes of which results for 60 holes have been completed and assay results for 20 holes are still pending. Richmont Mines plans to update the Mineral Resource Estimate by the end of February 2006.

In addition to this, underground development in 2005 totalled 2,103 metres including 1,883 metres of waste development and 220 metres along the mineralized veins systems. The ramp was at a vertical depth of 255 metres as of December 31, 2005.

A summary of assay results from selected drill holes from the 2005 exploration program is as follows:

Richmont Mines Inc.	Patricia Mining Corp.

TABLE 1
Section	DDH No.	AZM/Dip	Elev.*	Length	From	Core	Uncut	Cut to
				(m)		length	g/t Au	75 g/t
						(m)
C Zone
14980 E	PR-UG-77	181/-20	5175	92.5	78.92	1.2	16.61	16.61
14980 E	PR-UG-80	185.5/+13	5216	85	66.1	2.5	9.36	9.36
14980 E	PR-UG-81	186/-08	5187.5	86.2	70.05	2.3	15.9	15.9
14980 E	PR-UG-86	193.5/-08	5188	101	74.25	2	16.73	16.73
14980 E	PR-UG-87	193.5/-23	5165.5	110.7	80.65	3.35	7.82	7.82
15005 E	PR-UG-69	168/+23	5222.5	85.5	72.9	2.45	11.27	11.27
15005 E	PR-UG-72	189/+23	5221.5	89	66.5	2.6	6.92	6.92
15005 E	PR-UG-73	190/-08	5183	80	71.23	3.34	5.75	5.75
15060 E	PR-UG-92	181/-30	5153	117	72.95	3	5.03	5.03
D Zone
14980 E	PR-UG-79	180.2/-44.5	5127	131.9	107.6	2.17	23.01	19.98
14980 E	PR-UG-84	188/-37	5121.5	133.5	110.75	0.9	247.48	75
14980 E	PR-UG-85	193.5/+11	5213	97.4	67.3	3.45	10.7	10.7
14980 E	PR-UG-89	193.5/-42	5125	135	108.78	1.82	240.89	24.95
15005 E	PR-UG-64	179/-07	5187	85	61.8	2.25	8.31	8.31
15005 E	PR-UG-67	180/-35	5138	126.5	91.12	2.2	20.2	20.2
15005 E	PR-UG-70	168/-07	5185	85.2	70	1.2	10.29	10.29
15005 E	PR-UG-71	169/-36	5142	112	90.5	1.5	6.4	6.4
15005 E	PR-UG-75	189/+06	5200.5	84.5	60.3	2.45	21.49	15.66
15005 E	PR-UG-76	168/+06	5200	86	64.15	4.2	7.95	7.95
15060 E	PR-UG-90	179/+40	5227	84.5	57.84	1.02	16.86	16.86
15060 E	PR-UG-93	181/-38	5137	121.3	78.5	2.1	6.14	6.14
D1 Zone
14900 E	PR-UG-106	179/-31	5177.5	65.3	62.15	3.1	16.35	12.23
14900 E	PR-UG-61	180/-17	5194.5	100.8	53	0.65	35.12	35.12
14945E	PR-UG-112	180/+24	5223.5	46	41.3	0.3	50.26	50.26
14945E	PR-UG-118	210/+12	5219	55.9	46.1	0.65	19.98	19.98
14980 E	PR-UG-82	186/-23	5174	95.8	58.5	0.6	27.45	27.45
14980 E	PR-UG-87	193.5/-23	5175	110.7	58.4	1.65	15.02	15.02
14980 E	PR-UG-89	193.5/-42	5144.5	135	80	1.12	47.18	47.18
15060 E	PR-UG-100	194.8/-08	5130.5	100	76.6	0.7	231.29	62.55
15060 E	PR-UG-97	208/-16	5174.5	79.2	49.1	0.25	95.11	75
E Zone
14945E	PR-UG-111	180/+45	5238.5	55	44	1.32	10.52	10.52
14980 E	PR-UG-81	186/-08	5191.5	86.2	44.3	1	52.24	26.82
14980 E	PR-UG-87	193.5/-23	5178	110.7	49.4	2.05	5.77	5.77
14980 E	PR-UG-88	193.5/-34	5165	126	57.2	1.95	9.63	9.63
15005 E	PR-UG-64	179/-07	5189	85	43.8	1.18	8.55	8.55
15005 E	PR-UG-65	179/-20.4	5178	86	52.7	0.3	43.08	43.08
15005 E	PR-UG-66	179/-26	5164	114.4	57.68	1.12	15.1	15.1
15005 E	PR-UG-75	189/+06	5199	84.5	45.39	2.06	11.65	11.65
15060 E	PR-UG-101	156/-20	5170.5	55.3	49.5	1.3	7.32	7.32
15060 E	PR-UG-102	154/-35	5150.5	67.4	64	1.55	7.59	7.59
15060 E	PR-UG-103	154/-45	5134.5	81	74.9	2.2	7.07	7.07
15060 E	PR-UG-104	154/-51	5121.5	95.8	84.7	1.25	165.1	60.46
15060 E	PR-UG-93	181/-38	5152.5	121.3	55	4.05	5.01	5.01
15060 E	PR-UG-94	181/-45	5145	81.6	57.55	6.8	9.9	9.9

Richmont Mines Inc.	Patricia Mining Corp.

TABLE 1
Section	DDH No.	AZM/Dip	Elev.*	Length	From	Core	Uncut	Cut to
				(m)		length	g/t Au	75 g/t
						(m)
E Zone
15060 E	PR-UG-96	180/-07	5183	67.5	38.7	1.38	6.01	6.01
15060 E	PR-UG-97	208/-16	5175	79.2	45.8	1.35	28.61	19.13
15060 E	PR-UG-92	181/-30	5146	117	49	2.1	9.44	9.44
E1 Zone
14945E	PR-UG-111	180/+45	5231	55	33.7	1.3	6.36	6.36
14945E	PR-UG-112	180/+24	5219	46	28.25	1.8	14.58	14.58
14945E	PR-UG-113	180/-02	5204.5	45.3	29.35	1.1	8.24	8.24
14945E	PR-UG-115	180/-43	5174	66.3	44.25	1.17	22.79	22.79
14945E	PR-UG-116	180/-63	5127	100.3	86.95	1.43	7.67	7.67
14945E	PR-UG-118	210/+12	5215.5	55.9	29.6	1.55	11.81	11.81
14945E	PR-UG-119	210/-08	5204.5	56	30.2	2.92	5.41	5.41
14980 E	PR-UG-86	193.5/- 08	5192.5	101	43.5	1.5	13.49	13.49
15005 E	PR-UG-64	179/-07	5190	85	39.4	1.7	6.65	6.65
15005 E	PR-UG-65	179/-20.4	5179	86	46.73	1.54	8.56	8.56
15005 E	PR-UG-66	179/-26	5167.5	114.4	51.3	1.66	14.76	14.76
15005 E	PR-UG-67	180/-35	5167.5	126.5	57.63	3.42	23.65	23.65
15005 E	PR-UG-70	168/-07	5188.5	85.2	46.35	1.75	5.35	5.35
15005 E	PR-UG-71	169/-36	5161.5	112	56.7	1	24.56	24.56
15005 E	PR-UG-73	190/-08	5188	80	42.48	1.24	22.92	22.70
15005 E	PR-UG-74	189/-39	5162.5	125.5	53.77	1.2	12.58	12.58
15005 E	PR-UG-76	168/+06	5198	86	43.55	1.05	18.21	18.21
15060 E	PR-UG-100	194.8/-08	5140	100	63.18	1.92	8.11	8.11
15060 E	PR-UG-102	154/-35	5156.5	67.4	53.7	4.4	22.02	22.02
15060 E	PR-UG-103	154/-45	5141	81	63.65	5.55	23.96	10.98
15060 E	PR-UG-104	154/-51	5131.5	95.8	72.05	2.55	9.71	9.71
15060 E	PR-UG-91	180/+25	5205.5	75	37.6	1	16.19	16.19
15060 E	PR-UG-93	181/-38	5157	121.3	48.7	2.15	8.5	8.5
15060 E	PR-UG-95	180/-55	5133	86.5	66.35	1.05	65.25	51.89
15060 E	PR-UG-96	180/-07	5183.5	67.5	36.59	1.71	22.93	14.89
15060 E	PR-UG-90	179/+40	5215	84.5	38.5	2.81	6.81	6.81

* Surface elevation: 5383

The Island Gold Joint Venture (Richmont Mines 55% - Patricia Mining 45%) is an advanced underground exploration project located in northern Ontario. The partners are pleased with the results of this major exploration program that will continue to the end of June with the objective of restarting the modern 650 t/d mill in July 2006.

Richmont Mines Inc.	Patricia Mining Corp.

This release was prepared by management of the Companies who take full responsibility for its contents. The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Martin Rivard	Jean-Pierre Chauvin
President and CEO	President and CEO
Richmont Mines Inc.	Patricia Mining Corp.

National Instrument 43-101

The underground diamond drilling program involving geological core logging, sampling and assaying tasks are supervised by Jules Riopel, M.Sc., PGeo., MBA, a qualified person designated by National Instrument 43-101. Underground supervision of drilling operations and survey control is provided by Richmont Mines personnel. The assays were conducted at Accurassay Laboratories - Mineral Assay Division at Thunder Bay, in Ontario.

Disclosure regarding forward-looking statements

This news release contains forward-looking statements that include risks and uncertainties. The factors that could cause actual results to differ materially from those indicated in such forward-looking statements include changes in the prevailing price of gold, the Canadian-United States exchange rate, grade of ore mined and unforeseen difficulties in mining operations that could affect revenues and production costs. Other factors such as uncertainties regarding government regulations could also affect the results. Other risks may be detailed in Patricia Mining Corp. and Richmont Mines' Annual Information Form, Annual Report and periodic reports.

For more information, contact:

Richmont Mines Inc.	Patricia Mining Corp.
Julie Normandeau	Jean-Pierre Chauvin
Investor Relations	President and CEO

Phone: (514) 397-1410	Phone: (416) 214-4900
Fax: (514) 397-8620	Fax: (416) 864-0620

Trading symbol: RIC	Trading symbol: PAT
Listings: TSX - Amex	Listings: TSX Venture Exchange

Web site: www.richmont-mines.com	Web site: www.patriciamining.com